Exhibit 5.2

September 11, 2026

Air Water Ventures Limited
c/o Ogier Global c/o Ogier Global (Cayman) Limited
89 Nexus Way
Camana Bay, Grand Cayman
KY1-9009, Cayman Islands

Re:	Registration Statement of Air Water Ventures Limited on Form F-1

Ladies and Gentlemen:

We have acted as special United States counsel to Air Water Ventures Limited, a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing of the Registration Statement on Form F-1 filed pursuant to the Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission on September 11, 2026 (the “Registration Statement”), relating to the registration for resale of up to 404,549,456 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) held by or issuable to certain selling securityholders named in the Registration Statement (the “Selling Securityholders”), consisting of (i) 28,094,115 outstanding Ordinary Shares, (ii) up to 166,043,553 Ordinary Shares issuable upon conversion of 117,037.282 Series A Redeemable Preference Shares, par value $0.0001 per share (the “Series A Preferred Shares”), at an assumed conversion price of $1.00 per share for purpose of registering such underlying ordinary shares, subject to adjustment, (iii) up to an aggregate of 190,411,788 Ordinary Shares issuable upon exercise of fifteen warrants to purchase Ordinary Shares (the “Series A Investor Warrants”), at an assumed exercise price of $1.00 per ordinary share for the purpose of registering such underlying ordinary shares, subject to adjustment, and (iv) up to 20,000,000 Ordinary Shares issuable upon the occurrence of certain events (the “Earnout Shares”).

The Registration Statement also relates to the issuance by the Company of up to 230,515,880 Ordinary Shares, consisting of (i) up to 93,257,940 Ordinary Shares, issuable upon conversion of the Series A Preferred Shares at an assumed conversion price of $1.00 per share for purpose of registering such underlying ordinary shares, subject to adjustment, (ii) up to 117,257,940 Ordinary Shares issuable upon exercise of the Series A Investor Warrants at an assumed exercise price of $1.00 per ordinary share for the purpose of registering such underlying ordinary shares, subject to adjustment, and (iii) up to 20,000,000 Earnout Shares.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Series A Investor Warrants, (ii) the Registration Statement and the exhibits thereto, and (iii) such other documents, and we have considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have also assumed that pursuant to the laws of the Cayman Islands, the Company is validly existing, has the power to issue the Series A Investor Warrants, issue the Series A Investor Warrants, and has all requisite legal authority to do so, and that the Series A Investor Warrants have been duly authorized by all necessary corporate actions on the part of the Company.

Morgan, Lewis & Bockius llp
101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

Air Water Ventures Limited

September 11, 2026

Based upon the foregoing, we are of the opinion that, the Series A Investor Warrants are legally binding obligations of the Company except: (a) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other international, Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,
/s/ Morgan, Lewis & Bockius LLP